                       SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a)
                 of the Securities Exchange Act of 1934
                          (Amendment No.   )

Filed by the Registrant  x
                        ---

Filed by a party other than the Registrant
                                           ---

Check the appropriate box:

     Preliminary proxy statement.
 ---

     Confidential, for use of the Commission only (as permitted by --- Rule 14a-6(e)(2)).

  x  Definitive proxy statement.
 ---

     Definitive additional materials.
 ---

     Soliciting material under Rule 14a-12.
 ---
                        WILLBROS GROUP, INC.
           ------------------------------------------------
           (Name of Registrant as Specified In Its Charter)


                          Not Applicable
              -----------------------------------------
              (Name of Person(s) Filing Proxy Statement
                     if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

  x  No fee required.
 ---

     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
 ---
     (1)  Title of each class of securities to which transaction applies:


          -------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:


          -------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


          -------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:


          -------------------------------------------------------------------

     (5)  Total fee paid:
                          ---------------------------------------------------

     Fee paid previously with preliminary materials.
 ---

     Check box if any part of the fee is offset as provided by Exchange Act --- Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1)  Amount Previously Paid:
                                  -------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
                                                        ---------------------
     (3)  Filing Party:
                        -----------------------------------------------------
     (4)  Date Filed:
                      -------------------------------------------------------

                         WILLBROS GROUP, INC.
                        Dresdner Bank Building
                        50th Street, 8th Floor
                           P.O. Box 850048
                     Panama 5, Republic of Panama

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held May 4, 2000

To the Stockholders of
WILLBROS GROUP, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Willbros Group, Inc., a Republic of Panama corporation (the "Company"), will be held at the Hotel Marriott Panama, Calle 52 y Ricardo Arias, Panama City, Panama, on Thursday, May 4, 2000, at 9:00 a.m., local time, for the following purposes:

     1. To elect three directors of the Company to Class I for three-year terms;

     2. To consider and act upon a proposal to ratify the appointment of KPMG Peat Marwick as the independent auditors of the Company for 2000; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 27, 2000, as the record date for the meeting, and only holders of the Company's Common Stock of record at such time will be entitled to vote at the meeting or any adjournment thereof.

                            By Order of the Board of Directors,

                            /s/ John N. Hove

                            John N. Hove
                            Secretary

Panama City, Panama
March 31, 2000




     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE
ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.   IF YOU DO ATTEND THE MEETING,
YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                         WILLBROS GROUP, INC.
                        Dresdner Bank Building
                        50th Street, 8th Floor
                           P.O. Box 850048
                     Panama 5, Republic of Panama

                           PROXY STATEMENT
                 FOR ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held May 4, 2000


               SOLICITATION AND REVOCATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Willbros Group, Inc., a Republic of Panama corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on May 4, 2000, or at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying proxy were first sent on or about March 31, 2000, to stockholders of record on March 27, 2000.

     If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted at the Annual Meeting. If a stockholder indicates in his or her proxy a choice with respect to any matter to be acted upon, that stockholder's shares will be voted in accordance with such choice. If no choice is indicated, such shares will be voted "FOR" (a) the election of all of the nominees for directors listed below and (b) the ratification of the appointment of the independent auditors. A stockholder giving a proxy may revoke it by giving written notice of revocation to the Secretary of the Company at any time before it is voted, by executing another valid proxy bearing a later date and delivering such proxy to the Secretary of the Company prior to or at the Annual Meeting, or by attending the Annual Meeting and voting in person.

     The expenses of this proxy solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying proxy, will be borne by the Company. Such expenses will also include the charges and expenses of banks, brokerage firms and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by the Board of Directors or employees of the Company who will not be additionally compensated therefor, but who may be reimbursed for their out-of-pocket expenses in connection therewith.

                    STOCKHOLDERS ENTITLED TO VOTE

     Stockholders of record at the close of business on March 27, 2000
(the "Record Date"), will be entitled to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 13,993,187 shares of Common Stock, par value $.05 per share of the Company (the
"Common Stock"). Each share of Common Stock is entitled to one vote. There is no cumulative voting with respect to the election of directors. The presence in person or by proxy of the holders of a majority of the shares issued and outstanding at the Annual Meeting and entitled to vote will constitute a quorum for the transaction of business. Votes withheld from nominees for directors, abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached. Votes will be tabulated by an inspector of election appointed by the Board of Directors of the Company. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will have the effect of a negative vote. Abstentions, which may be specified on all proposals except the election of directors, will have the effect of a negative vote. A broker non-vote will have no effect on the outcome of the election of directors or the other proposals.

                             PROPOSAL ONE

                        ELECTION OF DIRECTORS

     The Restated Articles of Incorporation of the Company (the
"Charter") provides that the Board of Directors of the Company (the
"Board of Directors") shall consist of not less than three nor more than fifteen directors, as determined from time to time by resolution of the Board of Directors. The number of directors is currently fixed at nine. The Board of Directors is divided into three approximately equal classes. The terms of such classes are staggered so that only one class is elected at the annual meeting of stockholders each year for a three-year term. The term of the current Class I directors will expire at the Annual Meeting. The terms of the current Class II directors and the current Class III directors will expire at the annual meetings of stockholders to be held in 2001 and 2002, respectively.

     In accordance with the recommendation of the Nominating Committee, the Board of Directors has nominated Melvin F. Spreitzer, Peter A. Leidel and James B. Taylor, Jr. for election as Class I directors.
Messrs. Spreitzer, Leidel and Taylor, who currently serve as Class I directors and whose terms expire at the Annual Meeting, are standing for re-election as Class I directors for terms expiring at the annual meeting of stockholders in 2003. Accordingly, the accompanying proxy solicits your vote for three directors. The persons named as proxies in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed in such proxy, for the election of Messrs. Spreitzer, Leidel and Taylor. Should any nominee named herein become unable for any reason to stand for election as a director of the Company, it is intended that the persons named in such proxy will vote for the election of such other person or persons as the Nominating Committee may recommend and the Board of Directors may propose to replace such nominee. The Company knows of no reason why any of the nominees will be unavailable or unable to serve.

     The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the election of directors. The Board of Directors recommends a vote "FOR" each of the following nominees for directors.

Nominees for Directors

                               Class I
                       (Term Expires May 2003)

     Melvin F. Spreitzer, age 61, joined Willbros in 1974 as Controller. Mr. Spreitzer was named Vice President of Finance in 1978, and Executive Vice President, Chief Financial Officer and Treasurer in 1987. He was elected to the Board of Directors in 1992 and has over 43 years experience in corporate finance and public accounting.

     Peter A. Leidel, age 43, was elected to the Board of Directors in 1992. Since 1997, Mr. Leidel has been a senior manager of, and a partner in, Yorktown Partners, L.L.C., an investment management company. From 1983 to 1997, he was employed by Dillon, Read & Co. Inc., an investment banking firm, serving most recently as a Senior Vice President. He also serves as a Director of Cornell Corrections, Inc. and Carbon Energy Corporation.

     James B. Taylor, Jr., age 61, was elected to the Board of Directors in 1999. Mr. Taylor founded Solano Petroleum Corp., a Canadian-based public oil and gas exploration and production company, in 1997 and has served as Chairman of its Board of Directors since then. Prior to 1997, he served for 28 years in international managerial and operational capacities with Occidental Petroleum Corporation and its operating subsidiaries.

Directors Continuing in Office

                               Class II
                       (Term Expires May 2001)

     Michael J. Pink, age 62, was elected to the Board of Directors in 1996. Mr. Pink is currently a consultant to oil and gas industry investors. He served as First Vice President of Sidanco, a major Russian integrated oil company, from August 1997 to March 1998. From May 1994 through
December 1996, Mr. Pink served as Group Managing Director of
Enterprise Oil plc, an independent oil exploration and production company. Prior to that time, Mr. Pink was employed for 30 years with the Royal Dutch/Shell Group at various locations in Europe, the United States, Africa, and the Middle East. He also serves as a Director of ROXAR ASA, a Norwegian oil and gas technology company, and SPE Europe, Ltd., a professional organization.

     John H. Williams, age 81, was elected to the Board of Directors in 1996. Prior to his retirement at the end of 1978, Mr. Williams was Chairman of the Board and Chief Executive Officer of The Williams
Companies, Inc. He also serves as a Director for Apco Argentina, Inc., Unit Corporation and Westwood Corp., and is an honorary member of the Board of Directors of The Williams Companies, Inc.

     One Board position in Class II is currently vacant.

                              Class III
                       (Term Expires May 2002)

     Larry J. Bump, age 60, joined Willbros in 1977 as President and Chief Operating Officer. Mr. Bump was named Chief Executive Officer in 1980 and elected Chairman of the Board of Directors in 1981. His forty-year career includes significant U.S. and international management experience. Prior to joining Willbros, he managed major international projects in North Africa and the Middle East, and was Chief Executive Officer of a major international pipeline construction company. From 1985 until mid-1988, he also served as Chief Executive Officer of a major international marine engineering and construction company, which at that time was a controlling shareholder of Willbros.

     Guy E. Waldvogel, age 63, was elected to the Board of Directors in 1990. Mr. Waldvogel is currently serving as Director and Chief Financial Officer of Heerema Holding Construction, Inc., a major marine engineering, fabrication and installation contractor. Previously he was Senior
Executive Vice President of Societe Generale de Surveillance, a leading international cargo inspection firm. Mr. Waldvogel also serves as a Director for Bank Julius Baer and Julius Baer Holding AG.

     Michael F. Curran, age 59, joined Willbros in 2000 as Vice Chairman of the Board of Directors, President and Chief Operating Officer. Mr. Curran has over 35 years of diversified experience of pipeline construction around the world, including 30 years as President and Chief Executive Officer of various pipeline construction firms.

Compensation of Directors

     Employee directors receive no additional compensation for service on the Board of Directors or any committee thereof. Non-employee directors receive an annual retainer of $18,000 plus a fee of $1,000 per meeting for attending meetings of the Board of Directors and any committee thereof. Non-employee directors also automatically receive non-qualified stock options under the Willbros Group, Inc. Director Stock Plan (the "Director Plan"). Under the Director Plan, an initial option to purchase up to 5,000 shares of Common Stock is granted to each new non-employee director on the date such director is elected or appointed to the Board of Directors. Each non-employee director also receives annually an option to purchase 1,000 shares of Common Stock on the annual anniversary of the date on which such director received an initial option and on each succeeding annual anniversary of such date during the period of such director's incumbency. The option exercise price of each option granted under the Director Plan is equal to the fair market value of the Common Stock on the date of grant. A total of 125,000 shares of Common Stock is available for issuance under the Director Plan. During fiscal 1999, Mr. Taylor was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $5.13 per share, Messrs. Leidel and Waldvogel were each granted an option to purchase 1,000 shares of Common Stock at an exercise price of $6.94 per share, and Messrs. Pink and Williams were each granted an option to purchase 1,000 shares of Common Stock at an exercise price of $5.88 per share. No options have been exercised under the Director Plan. All directors are reimbursed by the Company for out-of-pocket expenses incurred by them in connection with their service on the Board of Directors and any committee thereof.

Meetings and Committees of the Board of Directors

     During 1999, the Board of Directors held five meetings. Each director was present at 75% or more of the aggregate of the meetings of the Board of Directors and of the committees of the Board of Directors on which he served during 1999. In addition, the Board of Directors took action once during 1999 by unanimous written consent. The Board of Directors has a standing Executive Committee, Audit Committee, Nominating Committee, Compensation Committee and Stock Plan Committee.

     During 1999, the Executive Committee was composed of Messrs. Bump (Chairman), Huber (beginning in February 1999), Spreitzer and Williams. The Executive Committee is authorized to act for the Board of Directors in the management of the business and affairs of the Company, except with respect to a limited number of matters which include changing the size of the Board of Directors, filling vacancies on the Board of Directors, amending the By-laws of the Company, disposing of all or substantially all of the assets of the Company and recommending to the stockholders of the Company an amendment to the Articles of Incorporation of the Company or a merger or consolidation involving the Company. The Executive Committee did not meet during 1999. However, the Executive Committee took action four times during 1999 by unanimous written consent.

     The Audit Committee is composed of Messrs. Leidel (Chairman) and Waldvogel, each of whom is a non-employee director of the Company. The Audit Committee recommends to the full Board of Directors the firm to be appointed each year as independent auditors of the Company's financial statements and to perform services related to the completion of such audit. The Audit Committee also has the responsibility to (a) review the scope and results of the audit with the independent auditors, (b) review with management and the independent auditors the Company's interim and year-end financial condition and results of operations, (c) consider the adequacy of the internal accounting, bookkeeping and other control procedures of the Company, and (d) review any non-audit services and special engagements to be performed by the independent auditors and consider the effect of such performance on the auditors' independence. The Audit Committee also generally reviews the terms of material transactions and arrangements, if any, between the Company and its directors, officers and affiliates. The Audit Committee held three meetings during 1999.

     The Nominating Committee is composed of Messrs. Williams (Chairman) and Pink, each of whom is a non-employee director of the Company. The Nominating Committee is responsible for recommending candidates to fill vacancies on the Board of Directors as such vacancies occur, as well as the slate of nominees for election as directors by stockholders at each annual meeting of stockholders. Additionally, the Nominating Committee makes recommendations to the Board of Directors regarding changes in the size of the Board of Directors. Qualifications considered by the Nominating Committee for director candidates include an attained position of leadership in the candidate's field of endeavor, business and financial experience, demonstrated exercise of sound business judgment, expertise relevant to the Company's lines of business and the ability to serve the interests of all stockholders. The Nominating Committee will consider director candidates submitted to it by other directors, employees and stockholders. The Company's Charter provides that nominations of candidates for election as directors of the Company may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder entitled to vote at such meeting who complies with the advance notice procedures set forth therein. These procedures require any stockholder who intends to make a nomination for director at the meeting to deliver notice of such nomination to the Secretary of the Company not less than 45 nor more than 90 days before the meeting. The notice must contain all information about the proposed nominee as would be required to be included in a proxy statement soliciting proxies for the election of such nominee, including such nominee's written consent to serve as a director if so elected. If the Chairman of the meeting determines that a person is not nominated in accordance with the nomination procedure, such nomination will be disregarded. The Company expects that the annual meeting of stockholders to be held each year will be during the first week of May. The Nominating Committee held one meeting during 1999.

     During 1999, the Compensation Committee was composed of Messrs. Waldvogel (Chairman), Spreitzer, Williams and Taylor (beginning in February 1999).
The Compensation Committee reviews and takes final action for and on behalf of the Board of Directors with respect to compensation, bonus, incentive and benefit provisions for the officers of the Company and its subsidiaries. The Compensation Committee meets at such times as may be deemed necessary by the Board of Directors or the Compensation Committee. The Compensation Committee held two meetings during 1999.

     During 1999, the Stock Plan Committee was composed of Messrs. Waldvogel (Chairman), Williams and Taylor (beginning in February 1999), each of whom is a non-employee director of the Company. The Stock Plan Committee administers the Willbros Group, Inc. 1996 Stock Plan. The Stock Plan Committee held three meetings during 1999.

                             PROPOSAL TWO

         RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed KPMG Peat Marwick as the independent auditors of the Company for the fiscal year ending December 31, 2000. KPMG Peat Marwick have been the independent auditors of Willbros since 1987. A proposal will be presented at the Annual Meeting asking the stockholders to ratify the appointment of KPMG Peat Marwick as the Company's independent auditors. If the stockholders do not ratify the appointment of KPMG Peat Marwick, the Board of Directors will reconsider the appointment.

     The affirmative vote of the holders of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for the adoption of this proposal. The Board of Directors recommends a vote "FOR" the ratification of KPMG Peat Marwick as the Company's independent auditors for 2000.

     A representative of KPMG Peat Marwick will be present at the Annual Meeting. Such representative will be given the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

                      PRINCIPAL STOCKHOLDERS AND
                   SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 1, 2000, by
(a) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (b) each director and nominee for director of the Company, (c) each of the executive officers of the Company named in the Summary Compensation Table below, and (d) all executive officers and directors of the Company as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares.



                                              Shares
                                           Beneficially      Percentage
Name of Owner or Identity of Group            Owned          of Class(1)
----------------------------------        --------------     -----------


Royce & Associates, Inc. and
 Royce Management Company (2)             1,359,250              9.7 %
Larry J. Bump (3)                         1,267,200  (4)         9.0
Yorktown Energy Partners III, L.P.
 et al (5)                                1,051,000              7.5
Becker Capital Management, Inc. (6)         774,996              5.5
Michael F. Curran                           710,655  (7)         5.1
Paul A. Huber                               100,000  (8)          *
Melvin F. Spreitzer                         409,812  (9)         2.9
James R. Beasley                            166,000 (10)         1.2
Peter A. Leidel                              16,000 (11)          *
John H. Williams                             13,000 (12)          *
Guy E. Waldvogel                             12,000 (13)          *
Michael J. Pink                               8,000 (14)          *
James B. Taylor, Jr.                          6,000 (15)          *
All executive officers and directors
 as a group (10 people) (16)              2,708,667             18.6

------------------
  *  Less than 1%.


(1) Shares of Common Stock which were not outstanding but which could be acquired by a person upon exercise of an option within 60 days of March 1, 2000, are deemed outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by such person. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage of outstanding shares beneficially owned by any other person.

(2)   Information is as of December 31, 1999, and is based on the
      Schedule 13G dated February 9, 2000, which was filed on behalf of Royce & Associates, Inc. ("Royce"), Royce Management Company
      ("RMC"), and Charles M. Royce.  Their address is
      1414 Avenue of the Americas, New York, New York 10019. Of the shares shown, Royce has sole voting and dispositive power over 1,356,350 shares and RMC has sole voting and dispositive power over 2,900 shares. Mr. Royce may be deemed to be a controlling person of Royce and RMC, and as such may be deemed to beneficially own the shares of Common Stock owned by Royce and RMC. Mr. Royce does not own any shares of Common Stock outside of Royce and RMC and disclaims beneficial ownership of the shares held by Royce and RMC.

(3) The stockholder's address is 2431 East 61st Street, Suite 600, Tulsa, Oklahoma 74136-1267.

(4) Includes (a) 420,000 shares held in a family limited partnership in which Mr. Bump is the sole general partner, (b) 157,500 shares subject to stock options which are currently exercisable at an average exercise price of $9.70 per share, and (c) 102,110 shares held in the Willbros Employees' 401(k) Investment Plan (the "401(k) Plan") for the account of Mr. Bump.

(5) Information is based on the Schedule 13D dated May 17, 1999, which was filed by Yorktown Partners LLC ("Yorktown"), Yorktown Energy Partners III, L.P. ("Partnership III") and Yorktown III Company LLC ("GP III"). Their address is 410 Park Avenue, New York, New York 10022. GP III is the general partner of Partnership III, and Yorktown is the investment manager of Partnership III.
      Partnership III owns, and GP III and Yorktown beneficially own as general partner and investment manager, respectively, of Partnership III, the 1,051,000 shares.

(6) Information relating to the stockholder is as of December 31, 1999, and is based on the stockholder's Schedule 13G dated February 2, 2000, which was filed by Becker Capital Management, Inc. ("BCM"). BCM is a registered investment adviser and may be deemed to beneficially own the shares which are held of record by clients of BCM. BCM has sole dispository power over all 774,996 shares, and sole voting power over 685,596 shares, held by its clients. BCM disclaims beneficial ownership of all such shares. The address of BCM is 1211 Southwest Fifth Avenue, Suite 2185, Portland, Oregon 97204.

(7) Represents (a) 698,155 shares held in a corporation controlled by Mr. Curran and (b) 12,500 shares subject to stock options which are currently exercisable at an exercise price of $6.00 per share. Mr. Curran's address is 5599 San Felipe, Suite 559, Houston,
      Texas 77056.

(8) Represents 100,000 shares subject to stock options which are currently exercisable at an average exercise price of $6.24 per share.

(9) Includes (a) 25,000 shares held in a trust, of which Mr. Spreitzer's wife is trustee, (b) 40,000 shares held in a family limited partnership in which Mr. Spreitzer is the sole general partner,
      (c) 124,750 shares subject to stock options which are currently exercisable at an average exercise price of $9.09 per share, and
      (d) 1,962 shares held in the 401(k) Plan and allocated to the account of Mr. Spreitzer.

(10) Includes (a) 46,490 shares held in a trust, of which Mr. Beasley's wife is trustee, and (b) 98,500 shares subject to stock options which are currently exercisable at an average exercise price of $9.86 per share.

(11) Includes (a) 12,000 shares subject to stock options which are currently exercisable at an average exercise price of $10.61 per share, and (b) 3,000 shares held by Mr. Leidel as custodian for his son and daughters. Does not include the 1,051,000 shares owned by Yorktown, Partnership III and GP III. Mr. Leidel is a member and executive officer of GP III which is the general partner of Partnership III. Mr. Leidel is also a member and executive officer of Yorktown which is the investment manager of Partnership III.
      Mr. Leidel disclaims beneficial ownership of these shares.

(12) Includes 8,000 shares subject to stock options which are currently exercisable or exercisable within 60 days of March 1, 2000, at an average exercise price of $9.70 per share. Does not include 2,000 shares owned by Mr. Williams' wife. Mr. Williams disclaims beneficial ownership over such shares.

(13) Represents 12,000 shares subject to stock options which are currently exercisable at an average exercise price of $10.61 per share.

(14) Represents 8,000 shares subject to stock options which are currently exercisable or exercisable within 60 days of March 1, 2000, at an average exercise price of $9.70 per share.

(15) Represents (a) 1,000 shares held by the James and Sarah Taylor Trust, and (b) 5,000 shares subject to stock options which are currently exercisable at an exercise price of $5.13 per share.

(16) For specific information regarding each of the individuals, see footnotes (4) and (7) through (15) above.

                        EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth certain information with respect to the compensation of the Company's Chief Executive Officer and each of the Company's other executive officers whose compensation, based on salary and bonus earned during fiscal 1999, exceeded $100,000, for services in all capacities to the Company and its subsidiaries during each of the Company's last three fiscal years.


                                                Annual Compensation

                                                                 Other Annual
            Name and                       Salary      Bonus     Compensation
       Principal Position          Year     ($)        ($)(1)       ($)(2)
---------------------------------  ----  ----------  ----------  ------------

Larry J. Bump                      1999     366,000         -0-           -0-
 Chairman and Chief                1998     366,000         -0-           -0-
 Executive Officer                 1997     350,500      64,908            77

Paul A. Huber (5)                  1999     250,000         -0-           -0-
 President and Chief               1998      83,333         -0-           -0-
 Operating Officer

Melvin F. Spreitzer                1999     217,500         -0-           -0-
 Executive Vice President          1998     217,500         -0-           -0-
 and Chief Financial Officer       1997     208,000     104,609            41

James R. Beasley                   1999     152,500         -0-           -0-
 President of Willbros             1998     152,500      47,408           -0-
 Engineers, Inc.                   1997     145,367      88,802           -0-


-CONTINUED-



                                                    Long-Term
                                                  Compensation
                                             ----------------------
                                                     Awards
                                             ----------------------
                                                         Securities
                                             Restricted  Underlying
                                               Stock      Options/
            Name and                          Award(s)      SARs
       Principal Position          Year         ($)        (#)(3)
---------------------------------  ----      ----------  ----------


Larry J. Bump                      1999             -0-         -0-
 Chairman and Chief                1998             -0-     110,000
 Executive Officer                 1997             -0-         -0-

Paul A. Huber (5)                  1999             -0-      50,000
 President and Chief               1998             -0-     100,000
 Operating Officer

Melvin F. Spreitzer                1999             -0-      25,000
 Executive Vice President          1998             -0-      83,000
 and Chief Financial Officer       1997             -0-         -0-

James R. Beasley                   1999             -0-      10,000
 President of Willbros             1998             -0-      58,000
 Engineers, Inc.                   1997             -0-         -0-


-CONTINUED-




                                              Long-Term
                                             Compensation
                                             ------------
                                               Payouts
                                             ------------
                                              Long-Term
                                              Incentive     All Other
            Name and                           Payouts     Compensation
       Principal Position          Year          ($)           ($)
---------------------------------  ----      ------------  ------------


Larry J. Bump                      1999             -0-         8,000(4)
 Chairman and Chief                1998             -0-         8,000
 Executive Officer                 1997             -0-         6,400

Paul A. Huber (5)                  1999             -0-         6,405(4)
 President and Chief               1998             -0-       111,463(6)
 Operating Officer

Melvin F. Spreitzer                1999             -0-         8,000(4)
 Executive Vice President          1998             -0-        11,500
 and Chief Financial Officer       1997             -0-         9,900

James R. Beasley                   1999             -0-         9,767(4)
 President of Willbros             1998             -0-        13,334
 Engineers, Inc.                   1997             -0-         9,900

------------------


(1) Consists of compensation paid under management incentive compensation plans and as discretionary bonuses.

(2) Consists of that portion of interest paid, if any, on deferred compensation above 120% of the applicable federal rate. Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for any named individual.

(3)  Consists solely of options to acquire shares of stock.

(4) Consists of Company contributions to the Company's (a) 401(k) Plan in the amount of $8,000 each for Messrs. Bump and Spreitzer, $2,917 for Mr. Huber and $6,400 for Mr. Beasley, and (b) Executive Life Plan in the amount of $3,488 for Mr. Huber and $3,367 for Mr. Beasley.

(5) Mr. Huber resigned as a director and an executive officer of the Company, effective March 6, 2000. See "Employment Agreements, Termination of Employment and Change in Control Arrangements."

(6) Consists of reimbursement of moving expenses of $46,463 and cash payments totaling $65,000 for relocation of Mr. Huber. One-half of the cash amount for relocation was paid in 1998 and the remaining portion was paid in 1999.

Option/SAR Grants In Last Fiscal Year

   The following table sets forth certain information with respect to options granted to the named executive officers of the Company during fiscal 1999. The Company has never granted any stock appreciation rights.


                            Individual Grants
                         -----------------------
                          Number of    % of Total
                          Securities    Options/
                          Underlying      SARs
                           Options/     Granted to
                             SARs       Employees
                            Granted     in Fiscal
       Name                 ($)(1)         Year
-------------------      ------------   ----------


Larry J. Bump               -0-                -0-
Paul A. Huber            50,000(2)(3)        12.29
Melvin F. Spreitzer      25,000(2)(3)         6.14
James R. Beasley         10,000(2)(3)         2.46


-CONTINUED-



                                Individual Grants
                       -----------------------------------
                                      Market
                                      Price
                       Exercise or   on Date
                       Base Price    of Grant   Expiration
       Name              ($/Sh)       ($/Sh)       Date
-------------------    ----------   ----------  ----------


Larry J. Bump               -0-          -0-       -0-
Paul A. Huber              5.06         5.06     12/15/09
Melvin F. Spreitzer        5.06         5.06     12/15/09
James R. Beasley           5.06         5.06     12/15/09


-CONTINUED-



                         Potential Realizable Value
                           at Assumed Annual Rates
                         of Stock Price Appreciation
                             for Option Term(4)
                         ---------------------------
       Name                  5%($)         10%($)
-------------------      ------------   ------------


Larry J. Bump                   -0-            -0
Paul A. Huber               159,110       403,217
Melvin F. Spreitzer          79,555       201,608
James R. Beasley             31,822        80,643

------------------

(1)   Consists solely of options to acquire shares of stock of the Company.

(2) The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment. The options become exercisable in 25 percent increments on December 16, 1999, January 1, 2000, January 1, 2001, and January 1, 2002. The option exercise price may be paid in cash, by delivery of already-owned shares, in some instances by offset of underlying shares or pursuant to certain other cashless exercise procedures, or a combination thereof. Tax withholding obligations, if any, related to exercise may be paid by delivery of already-owned shares or by offset of the underlying shares, subject to certain conditions. Under the terms of the Company's 1996 Stock Plan, the Stock Plan Committee retains discretion, subject to plan limits, to modify the terms of the options and to reprice the options. In the event of a Change of Control, as defined in the Company's 1996 Stock Plan, the options become fully exercisable immediately.

(3) Each vesting date of the options shall be accelerated one year for each incremental $2.00 that the average of the daily closing sales prices of a share of Common Stock on the New York Stock Exchange over a period of 60 consecutive trading days exceeds $5.06 per share during the term of the options. The options are transferable under certain circumstances.

(4) Potential realizable value illustrates the value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming that the market price of the underlying shares appreciates in value from the date of grant to the end of the option term at rates of 5% and 10%, respectively, compounded annually.

Aggregated Option/SAR Exercises In Last Fiscal Year and FY-End Option/SAR Values

  The following table sets forth certain information with respect to options exercised by the named executive officers of the Company during fiscal 1999, and the number and value of unexercised options held by such executive officers at the end of the fiscal year. The Company has never granted any stock appreciation rights.


                           Shares
                          Acquired
                             on         Value
                          Exercise     Realized
       Name                 (#)         ($)(1)
-------------------      ----------   ----------


Larry J. Bump                -0-          -0-
Paul A. Huber                -0-          -0-
Melvin F. Spreitzer          -0-          -0-
James R. Beasley             -0-          -0-


-CONTINUED-



                            Number of Securities
                           Underlying Unexercised
                          Options/SARs at FY-End(#)
                         ----------------------------
       Name              Exerciseable   Unexercisable
-------------------      ------------   -------------


Larry J. Bump               130,000         55,000
Paul A. Huber                62,500         87,500
Melvin F. Spreitzer          97,750         60,250
James R. Beasley             81,500         36,500


-CONTINUED-



                             Value of Unexercised
                                 In-the-Money
                            Options/SARs at FY-End
                                  ($)(1)(2)
                         ----------------------------
       Name              Exerciseable   Unexercisable
-------------------      ------------   -------------



Larry J. Bump                -0-             -0-
Paul A. Huber                -0-             -0-
Melvin F. Spreitzer          -0-             -0-
James R. Beasley             -0-             -0-

------------------


(1) Market value of the underlying securities at exercise date or fiscal year-end, as the case may be, minus the option exercise price.

(2) The closing price for the Common Stock on the New York Stock Exchange on December 31, 1999, the last trading day of the fiscal year, was $4.625.


                          Pension Plan Table

  The following table sets forth estimated annual lifetime retirement benefits payable to eligible employees (including the persons named in the Summary Compensation Table) under the Company's qualified retirement and non-qualified benefit restoration plans in the specified compensation and years of service classifications following retirement at age 65.


                    Estimated Annual Lifetime
                     Retirement Benefits for
 Average            Years of Service Indicated
 Annual        ------------------------------------
Earnings        15 Years     20 Years     25 Years
--------       ----------   ----------   ----------


$125,000       $   33,196   $   44,201   $   55,296
 150,000           40,521       53,951       67,496
 175,000           47,846       63,701       79,696
 200,000           55,171       73,451       91,896
 300,000           84,471      112,451      140,696
 400,000          113,771      151,451      189,496
 600,000          172,371      229,451      287,096


-CONTINUED-



               Estimated Annual Lifetime
                Retirement Benefits for
 Average       Years of Service Indicated
 Annual        --------------------------
Earnings        30 Years        35 Years
--------       ----------      ----------


$125,000       $   66,302      $   77,397
 150,000           80,927          94,472
 175,000           95,552         111,547
 200,000          110,177         128,622
 300,000          168,677         196,922
 400,000          227,177         265,222
 600,000          344,177         401,822


  The years of credited service for the persons named in the Summary Compensation Table as of December 31, 1999, are: Larry J. Bump, 22 years; Paul A. Huber, 1 year; Melvin F. Spreitzer, 25 years; and James R. Beasley, 18 years. Amounts shown in the Pension Plan Table are straight life annuities for years of service classifications listed. The Pension Plan is an "excess" plan and is not offset by receipt of Social Security benefits or any other amounts.

  The Company maintains a contributory retirement plan for all eligible employees (excluding nonresident aliens, union members, and certain temporary and contract employees). Participants who retire at age 65 are entitled to receive retirement benefits determined on the basis of a formula reflecting years of credited service multiplied by a percentage of the final average salary. The final average salary is derived from base salary and annual bonus received in the highest-paid five consecutive years during the participant's total years of service with the Company.

  Benefits are nonforfeitable when a participant completes five years of vesting service. Benefits may commence when a participant reaches the later of Normal Retirement Date (age 65) or the five-year anniversary of the participation date. Reduced benefits may commence upon a participant's attaining age 55 and five years of participation. Multiple joint and survivor benefit options are available to married participants.

  Contributions are made by the Company based on the actuarially determined cost of accrued retirement benefits, subject to statutory limits. Employee contributions are 2% of compensation up to the limit imposed under
Section 401(a)(17) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). Employee contributions and interest may be distributed upon the participant's request at termination or retirement, resulting in a reduced annuity for vested participants.

  In addition to the qualified retirement plan, the Company maintains an Executive Benefit Restoration Plan ("EBRP") to partially restore retirement benefits to its top four officers. Benefit reductions resulting from statutory limits will be partially replaced in the form of a lump sum benefit, according to the plan, which limits the amount of compensation to be used in calculating the restoration benefit to 150% of the participant's base salary. The Company makes an annual, actuarially calculated contribution to an irrevocable trust for future distributions from the EBRP.

Employment Agreements, Termination of Employment and Change in Control Arrangements

  None of the executive officers of the Company have an employment agreement with the Company.

  In October 1998, the Compensation Committee approved and recommended, and the Board of Directors adopted, the Willbros Group, Inc. Severance Plan (the "Severance Plan"), effective January 1, 1999. The Board of Directors adopted the Severance Plan in lieu of entering into new Employment Agreements with the executive officers and, accordingly, selected
Messrs. Bump, Huber, Spreitzer and Beasley as participants in the Severance Plan. The Severance Plan, which will remain in effect until December 31, 2004, provides that a participant whose employment is terminated other than for cause or who resigns due to a material reduction of compensation or other benefits when a change of control of the Company is imminent or within three years after a change of control of the Company has occurred, shall be entitled to a severance payment equal to three times his average annual compensation for the past five years (pro-rated to reflect assumed retirement at age 65 if the participant is age 62 or older at the time of termination) plus up to three years additional service credit under the Company's Pension Plan and EBRP plus an early retirement discount reduction. The Severance Plan also provides that a participant who voluntarily terminates his employment for reasons other than a material reduction of compensation or other benefits within one year after a change of control of the Company has occurred shall be entitled to a severance payment equal to two times his average annual compensation for the past five years (pro-rated to reflect assumed retirement at age 65 if the participant is age 63 or older at the time of termination) plus up to two years additional service credit under the Company's Pension Plan and EBRP plus an early retirement discount reduction. Finally, the Severance Plan provides that a participant whose employment is terminated other than for cause prior to a change of control of the Company shall be entitled to a severance payment equal to one hundred percent of his base salary then in effect. A participant who receives a severance payment under the Severance Plan will be subject to either a one year or two year competition restriction depending on the basis for the termination. All taxes on severance payments made under the Severance Plan are the participant's responsibility.

  Mr. Huber is entitled to a severance payment equal to one hundred percent of his base salary at March 6, 2000, pursuant to the terms of the Severance Plan.

  All outstanding awards under the Company's 1996 Stock Plan, regardless of any limitations or restrictions, become fully exercisable and free of all restrictions, in the event of a Change in Control of the Company, as defined in such Plan.

Report on Executive Compensation

  The Compensation Committee of the Board of Directors (the "Compensation Committee") is responsible for establishing and administering the Company's executive officer salary and annual incentive compensation programs. The Stock Plan Committee of the Board of Directors (the "Stock Plan Committee") is responsible for administering the Company's 1996 Stock Plan. The majority of the Compensation Committee members and all of the Stock Plan Committee members are non-employee directors who are not eligible to participate in any of the Company's executive employee compensation programs. The Committees have access to independent compensation consultants and data.

  Executive Compensation Philosophy

  The Company's executive officer compensation program is designed to meet the following objectives:

     - To connect the interests of the executive officers with Company performance;

     - To assure that a portion of each executive officer's total compensation is dependent upon the appreciation of the Company's Common Stock;

     - To provide a balanced total compensation package that recognizes the individual contributions of each executive officer and the overall business performance of the Company; and

     -    To attract, retain and motivate executive employee talent.

These objectives are met through a program comprised of base salary, discretionary incentive compensation plans tied to annual operating performance levels, and long-term incentive opportunities primarily in the form of stock-based awards. Compensation decisions under the executive employee compensation program with respect to the Company's executive officers are made by the Compensation Committee and ratified by the full Board of Directors.

     Executive Compensation Program

     The Compensation Committee conducts a full review of the Company's executive compensation program each year. The annual review includes a number of procedures including an examination of compensation trends in the industry and an analysis of survey data on companies in similar lines of business or of comparable size and scope of operations. The review also includes a broader group of general industry companies supplied by nationally known compensation consulting firms to determine the competitiveness of the company's overall executive compensation.

     Base Salary. Each year the Compensation Committee considers base salary adjustments for each of the Company's executive officers, including a cost-of-living adjustment when appropriate.

     Annual Incentive Program. In 1999, the Company's executive officers were eligible for discretionary annual cash incentive awards under guidelines administered by the Compensation Committee and/or the Board of Directors. Each executive officer is eligible to earn an individual award expressed as a percentage of base salary. Executive officer incentive award opportunities vary by level of responsibility. There is no minimum incentive award. The maximum percentage of base salary payable as an incentive award ranges from 100% to 300%, depending on the executive officer's position. The awards are based on three components: return on stockholders equity, return on investor capital and individual performance. Return on investor capital is used to assure that a portion of each executive's total compensation is dependent upon appreciation in the Company's stock price, to further align the executive's interests with the interests of the stockholders. Awards are granted only if the specified performance level is reached or exceeded.

     Long-Term Incentive Program. The Company's 1996 Stock Plan ("Stock Plan"), approved by the stockholders in 1996, permits the Stock Plan Committee, at its discretion, to grant various stock-based awards, including options, stock appreciation rights and restricted stock, to the Company's executive officers, as well as to other key management employees. An option award may be either an incentive stock option ("ISO") or a non-qualified stock option ("NSO"). The Stock Plan Committee takes into account management's recommendations regarding the number of shares or options to be awarded to specific employees.

     To date, the Stock Plan Committee has granted only ISO and NSO awards. Both ISO and NSO awards entitle the employee to purchase a specified number of shares of the Company's Common Stock at a specified price during a specified period. Both the ISO awards and the NSO awards have a 10-year term. All ISO awards have an exercise price equal to the closing market price of the Common Stock on the day of the grant and they vest 25% in each
successive calendar year, beginning with the year of grant.   The most
recent NSO awards have an exercise price equal to the closing market price of the Common Stock on the day of the grant and vest 25% in each successive calendar year, beginning with the year of grant, subject to acceleration based on stock price increases. Both types of awards are designed as an incentive for future performance by the creation of stockholder value over the long-term since the greatest benefit of the options is realized only if stock price appreciation occurs.

     Chief Executive Officer Compensation for 1999

     As a result of the depressed state of the oilfield services industry, none of the executive officers of the Company, including Mr. Bump, received a salary increase for 1999. Further, Mr. Bump asked that he not be considered for a discretionary bonus in respect of 1999 and that he not be granted any stock options during 1999. As the Company's largest single individual stockholder, Mr. Bump continues to have strong incentive to create value for the Company's stockholders.

     Policy Regarding Tax Deductibility of Executive Compensation

     Section 162(m) of the Code places a $1 million per person limitation on the United States tax deduction a U.S. subsidiary employer may take for compensation paid to the Company's Chief Executive Officer and its four other highest paid executive officers, except compensation which constitutes performance-based compensation as defined by the Code is not subject to the $1 million limit. The Compensation and Stock Plan Committees believe that no compensation otherwise deductible for 1999 was subject to this deductibility limit. The Stock Plan Committee generally intends to grant awards under the Company's 1996 Stock Plan consistent with the terms of
Section 162(m) so that such awards will not be subject to the $1 million limit. In other respects, the Compensation and Stock Plan Committees expect to take such actions in the future as may be necessary to preserve the deductibility of executive compensation to the extent reasonably practicable and consistent with other objectives of the Company's compensation program. In doing so, the Compensation and Stock Plan Committees may utilize alternatives such as deferring compensation to qualify compensation for deductibility and may rely on grandfathering provisions with respect to existing compensation commitments. If any executive officer compensation exceeds this limitation, it is expected that such cases will represent isolated, nonrecurring situations arising from special circumstances.

      COMPENSATION COMMITTEE            STOCK PLAN COMMITTEE

      Guy E. Waldvogel (Chairman)       Guy E. Waldvogel (Chairman)
      Melvin F. Spreitzer               John H. Williams
      John H. Williams                  James B. Taylor, Jr.
      James B. Taylor, Jr.

     The Report on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of

1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee Interlocks and Insider Participation

     During 1999, Melvin F. Spreitzer, an executive officer of the Company, was a member of the Compensation Committee and participated in deliberations concerning executive officer compensation. The other three members of the Compensation Committee, Guy E. Waldvogel, John H. Williams and
James B. Taylor, Jr., are non-employee directors of the Company.

     Since January 1, 1999, Mr. Spreitzer, an executive officer of the Company, has been indebted to the Company in amounts in excess of $60,000. The largest amount of such indebtedness outstanding during such period was $67,470. This indebtedness bears no interest and the outstanding balance of such indebtedness as of March 1, 2000, was $28,560. This indebtedness was incurred in connection with the exercise of options to purchase Common Stock and Preferred Stock of the Company pursuant to certain management and employee stock ownership plans. No shares will be sold in the future under these plans.

Performance Graph

     The following graph compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the period commencing August 15, 1996 (the date on which the Company's Common Stock began trading publicly), and ending on December 31, 1999, with the cumulative total return on the S&P 500 Index and the S&P Engineering & Construction Index. The comparison assumes $100 was invested on August 15, 1996, in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.



                 [PERFORMANCE GRAPH APPEARS HERE]

     The above performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                         CERTAIN TRANSACTIONS

     Since January 1, 1999, certain executive officers of the Company have been indebted to the Company in amounts in excess of $60,000 under various notes. Such notes were issued to evidence certain loans by the Company to such officers in connection with the purchase of shares of Common Stock and Preferred Stock pursuant to certain management and employee stock ownership
plans.  No shares will be sold in the future under these plans.   The
following table sets forth, as to the persons shown, the largest amounts of their indebtedness outstanding during such period, the interest rates, the final maturity dates and the outstanding balances of such indebtedness as of March 1, 2000:


                         Largest
                        Amount of       Interest
Name                   Indebtedness       Rate
----                   ------------    ----------


Larry J. Bump            $260,288         0 %

Melvin F. Spreitzer        67,470         0

M. Kieth Phillips          67,470         0


-CONTINUED-




                               Final        Outstanding
                             Maturity        Balance at
Name                           Date         March 1, 2000
----                     ----------------   -------------


Larry J. Bump            October 15, 2000      $   -0-

Melvin F. Spreitzer      October 15, 2000       28,560

M. Kieth Phillips          March 31, 2000       67,470


  During the third quarter of 1999, the Company attempted to negotiate the acquisition of the assets of a limited partnership which was then owned by a group of investors which included Mr. Bump (and members of his immediate family) and certain entities in which Mr. Leidel has an interest. At that time, (a) Mr. Bump and members of his immediate family indirectly held a 13.9% interest, in the aggregate, in the limited partnership, (b) Yorktown Energy Partners, L.P. held a 25.6% interest in the limited partnership, and (c) Concord Partners, Concord Partners II, L.P. and Concord Partners Japan Limited indirectly held a 9.1% interest, in the aggregate, in the limited partnership. Mr. Leidel is an investment manager and general partner of Yorktown Energy Partners, L.P., Concord Partners and Concord Partners II, L.P. Mr. Leidel is an investment manager and shareholder of Concord Partners Japan Limited. The non-employee directors of the Company (except for Mr. Leidel), together with Messrs. Huber and Spreitzer, functioned as an informal committee of the Company's Board of Directors for purposes of considering the potential acquisition. Messrs. Bump and Leidel did not participate in the committee's deliberations or in deliberations of the Company's Board of Directors regarding this potential acquisition. As a part of these efforts, the Company paid to the limited partnership a non-refundable deposit in the amount of $1.0 million in order to obtain the exclusive right to negotiate for the purchase of its assets. Negotiations with respect to this transaction were terminated in September 1999. Subsequently, the assets of the limited partnership were sold to an unrelated purchaser.


       SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Common Stock, to report their initial ownership of the Common Stock and any subsequent changes in that ownership to the SEC and the New York Stock Exchange, and to furnish the Company with a copy of each such report. SEC regulations impose specific due dates for such reports, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during and with respect to fiscal 1999.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during and with respect to fiscal 1999, all
Section 16(a) filing requirements applicable to its officers, directors and more than 10% stockholders were complied with.


                            OTHER MATTERS

Matters Which May Come Before the Annual Meeting

  The Board of Directors knows of no matters other than those described in this Proxy Statement which will be brought before the Annual Meeting for a vote of the stockholders. If any other matter properly comes before the Annual Meeting for a stockholder vote, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

Proposals of Stockholders

  Proposals of stockholders intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received at the principal executive offices of the Company, Dresdner Bank Building, 50th Street, 8th Floor, P.O. Box 850048, Panama 5, Republic of Panama, on or before December 2, 2000, to be considered for inclusion in the Company's proxy statement and accompanying proxy for that meeting.

  If a stockholder, who intends to present a proposal at the Company's 2001 Annual Meeting of Stockholders and has not sought inclusion of the proposal in the Company's proxy materials pursuant to Rule 14a-8, fails to provide the Company with notice of such proposal by February 15, 2001, then the persons named in the proxies solicited by the Company's Board of Directors for its 2001 Annual Meeting of Stockholders may exercise discretionary voting power with respect to such proposal.

Annual Report

  A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission, will be furnished without charge to stockholders upon written request to:
Ann M. Tierney, Investor Relations, c/o Willbros USA, Inc.,
600 Willbros Place, 2431 East 61st Street, Tulsa, Oklahoma 74136-1267.


                                By Order of the Board of Directors,


                                /S/ John N. Hove

                                John N. Hove
                                Secretary


March 31, 2000
Panama City, Panama

             [LOGO]      WILLBROS GROUP, INC.


      This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders to be held May 4, 2000

    The undersigned hereby appoints L.W. Watson, III, Rogelio de la Guardia and Francisco Arias G., and each of them, with full power of substitution, as proxies to represent and vote all of the shares of Common Stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Willbros Group, Inc. to be held on the 4th day of May, 2000, at 9:00 a.m., local time, at the Hotel Marriott Panama, Calle 52 y Ricardo Arias,
Panama City, Panama, and at any and all adjournments thereof, on all matters coming before said meeting.


        PLEASE MARK, SIGN AND DATE THE PROXY ON THE OTHER SIDE
    AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                       (Continued on other side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED
IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
FOR PROPOSALS 1 AND 2.                                     Please mark
                                                           your votes as
                                                           indicated in    X
                                                           this example   ---

1. Election of Directors.

   Nominees:         Peter A. Leidel, Melvin F. Spreitzer and
                     James B. Taylor, Jr. as Class I Directors.

    ---  FOR all nominees listed    ---  WITHHOLD AUTHORITY
         to the right (except as         to vote for all nominees
         marked to the contrary)         listed to the right

   INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.


   --------------------------------------------------------------------------

2. Ratification of KPMG Peat Marwick as independent auditors of the Company for 2000.

         ---   FOR            ---   AGAINST       ---   ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments thereof.




                                         ------------------------------------
                                                       Signature


                                         ------------------------------------
                                               Signature if held jointly



                                         Dated:                        , 2000
                                               ------------------------


                                         Please sign exactly as name appears
                                         herein, date and return promptly.
                                         When shares are held by joint tenants,
                                         both must sign.  When signing as
                                         attorney, executor, administrator,
                                         trustee or guardian, please give full
                                         title as such.  If a corporation,
                                         please sign in full corporate name
                                         by duly authorized officer and give
                                         title of officer.  If a partnership,
                                         please sign in partnership name by
                                         authorized person and give title or
                                         capacity of person signing.